UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

HEARTWARE INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 16, 2009, HeartWare International, Inc. (NASDAQ:HTWR, ASX:HIN), issued its annual equity grant to employees of the Company, including its principal executive officer, principal financial officer and other executive officers. Equity awards granted to the officers referenced below were in the form of Restricted Stock Units, under the Company’s 2008 Stock Incentive Plan. Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock. The awards vest in three equal annual tranches on September 16, 2010, 2011 and 2012.

Awards to the principal executive officer and the two most highly compensated officers, the “named executive officers” include:

		Restricted Stock
Name	Position	Units
Douglas Godshall	Chief Executive Officer	120,000	*
David McIntyre	Chief Financial Officer & Chief Operating Officer	72,500
Jeffrey LaRose	Chief Scientific Officer	45,000

* The Restricted Stock Units for Mr. Doug Godshall are subject to shareholder approval which the Company will seek in the first half of 2010 at its next annual stockholder’s meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: September 18, 2009

By: /s/ David McIntyre
Name: David McIntyre
Title: Chief Financial Officer and
Chief Operating Officer